Exhibit 99.1

For:	TECHNOLOGY RESEARCH CORPORATION	Contact:	Robert D. Woltil
	5250 140th Avenue North		Chief Financial Officer
	Clearwater, Florida 33760		Tel: (727) 812-0551
	Owen Farren, President & Chief Executive Officer		Fax: (727) 535-9691
Web Page: www.trci.net

TECHNOLOGY RESEARCH CORPORATION

ADOPTS SHAREHOLDER RIGHTS PLAN

CLEARWATER, FL— January 18, 2011— Technology Research Corporation (TRCI – NASDAQ) today announced that its Board of Directors has adopted a Shareholder Rights Plan and declared a dividend of one right on each outstanding share of TRC’s common stock. The Rights Plan has a term of two years.

The Company also announced that it had received an unsolicited indication of interest from Coleman Cable, Inc. (CCIX – NASDAQ) in acquiring TRC at a price of $5.50 per share in cash. The Board adopted the Rights Plan, consistent with its responsibilities to shareholders, to better assure that the Company has time to properly evaluate and respond to this indication of interest in relation to the Company’s prospects and opportunities. The Board cautions shareholders that there is no need to take any action at this time with respect to the indication of interest from Coleman Cable. Rights plans are often adopted by boards of directors under these and similar circumstances and are designed to protect the interests of the company and all its shareholders.

Owen Farren, President and Chief Executive of TRC, stated, “The Board unanimously believes the adoption of the short-term rights plan is appropriate at this time. The Board will consider this expression of interest consistent with its responsibilities to the Company and all its shareholders.”

Under the Rights Plan, the rights generally become exercisable only if a person or group (i) acquires beneficial ownership of 15% or more of TRC’s common stock or (ii) announces or commences a tender or exchange offer that would result in that person or group acquiring 15% or more of TRC’s common stock. Thereafter, all rights beneficially owned by the person or group that acquired (or that would acquire as a result of a tender or exchange offer) 15% or more of TRC’s common stock will become null and void. The exercise price of the rights has been set at $15.00. If they become exercisable, the rights entitle the holder of each right to purchase for the exercise price that number of shares of common stock of the Company which has a market value of twice the exercise price, subject to certain adjustments as provided under the Rights Plan. The rights are redeemable by TRC for $0.001 per right, subject to adjustment, any time before the rights become exercisable, including to permit an offer to purchase all of TRC’s shares. Until the rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with the Company’s common stock. The rights will expire on January 18, 2013, unless earlier redeemed, exchanged, or amended by TRC.

Additional information regarding the Rights Plan is contained in a Form 8-K being filed with the Securities and Exchange Commission. The above description is only a summary; interested persons are urged to read the full Rights Plan filed with the Securities and Exchange Commission.

Technology Research Corporation is a recognized leader in providing cost effective engineered solutions for applications involving power management and control, intelligent battery systems technology and electrical safety products based on our proven ground fault sensing and Fire Shield® technology. These products are designed, manufactured and distributed to the consumer, commercial and industrial markets worldwide. The Company also supplies power monitors and control equipment to the United States Military and its prime contractors. More information is available at www.trci.net.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended March 31, 2010, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.